Exhibit 99.1

ISSUE RELEASE:	INVESTOR CONTACT:	Trina Schurman
Thurs., Sept 4, 2014 at 9:00 am EDT		Nordstrom, Inc.
206-233-6503

	MEDIA CONTACT:	Dan Evans
Nordstrom, Inc.
206-303-3036

Nordstrom Board of Directors Authorizes $1 Billion Share Repurchase Program
SEATTLE, Wash. – (September 4, 2014) – Nordstrom, Inc. (NYSE: JWN) announced today that its board of directors has authorized a repurchase program of up to $1 billion of the Company’s outstanding common stock, through March 1, 2016. The Company intends to fund the repurchase program from existing cash on hand. The actual number and timing of share repurchases, if any, will be subject to market conditions and applicable Securities and Exchange Commission rules. This program is in addition to the Company’s existing repurchase program that was approved by the board in February 2013. The existing repurchase program has $323 million outstanding as of September 3, 2014, and will expire on March 1, 2015.
ABOUT NORDSTROM
Nordstrom, Inc. is a leading fashion specialty retailer based in the U.S. Founded in 1901 as a shoe store in Seattle, today Nordstrom operates 270 stores in 36 states, including 116 full-line stores, 151 Nordstrom Racks, two Jeffrey boutiques, and one clearance store. Nordstrom also serves customers through Nordstrom.com; Nordstromrack.com; online private sale site HauteLook; and Trunk Club, a personalized clothing service for men. Nordstrom, Inc.'s common stock is publicly traded on the NYSE under the symbol JWN.

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